UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2010

J.CREW GROUP, INC.

Commission File Number: 001-32927

Delaware	22-2894486
(Registrant, State of Incorporation	(I.R.S. Employer Identification No.)

770 Broadway

New York, New York 10003

(Address of principal executive offices, including zip code)

(212) 209-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 26, 2010, J.Crew Group, Inc. issued a press release announcing the Company’s financial results for the second quarter ended July 31, 2010. The Company is furnishing a copy of the press release hereto as Exhibit 99.1.

Item 8.01.	Other Events

On August 24, J.Crew Operating Corp. (“Operating”) provided notice that on or about August 31, 2010, it will make a voluntary prepayment of the principal amount outstanding ($49.2 million) under the Credit and Guaranty Agreement (the “Credit Agreement”) by and among Operating, as borrower, J.Crew Group, Inc. (the “Company”) and certain of Operating’s direct and indirect subsidiaries as guarantors, certain lenders named in the Credit Agreement, Goldman Sachs Credit Partners L.P. and Bear, Stearns & Co. Inc. as joint lead arrangers and joint bookrunners, Goldman Sachs Credit Partners L.P. as administrative agent and collateral agent, Bear Stearns Corporate Lending Inc. as syndication agent and Wachovia Bank, National Association as documentation agent.

Item 9.01.	Financial Statements and Exhibits

(a) through (c) Not applicable

(d) Exhibits:

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release issued by J.Crew Group, Inc. on August 26, 2010.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.CREW GROUP, INC.

By:	/s/ James S. Scully
Name:	James S. Scully
Title:	Chief Administrative Officer and
Chief Financial Officer

Date: August 26, 2010

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